                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File NO. 333-51969) and on the Registration Statements on Form S-8 (File Nos. 33-58951, 33-53499, 33-53487, 33-52420, 33-8658 (Amendment No. 1),
2-09919, 333-51739, 333-68369 and 333-80913) of Allen Telecom Inc. of our
report dated February 16, 2000, appearing in this Annual Report on Form 10-K for the year ended December 31, 1999.

/s/DELOITTE & TOUCHE LLP



Cleveland, Ohio
March 27, 2000

                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-51969) and on the Registration Statements on Form S-8 (File Nos. 33-58951, 33-53499, 33-53487, 33-52420, 33-8658, 2-99919,
333-51739, 333-68369 and 333-80913) and the related Prospectuses of Allen Telecom Inc. of our report dated February 16, 1999, except as to paragraph five of Note 9, which is as of March 1, 1999, on our audits of the consolidated financial statements and financial statement schedule of Allen Telecom Inc, which appears under Item 14 on page 13. We also consent to the references to our firm in the above-mentioned Prospectuses under the caption "EXPERTS".

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
March 27, 2000